Exhibit 99.1

DADE BEHRING INC.	Tel: +1 (847) 267-5300
1717 Deerfield Road	Fax: +1 (847) 236-7101
P.O. Box 778
Deerfield, IL 60015-0778

Contact:	Pattie Overstreet-Miller (Media)	(847) 267-5426
	Nancy Krejsa (Investors)	(847) 267-5483

Dade Behring announces director’s decision to leave board

Deerfield, IL (November 19, 2004)— Dade Behring Holdings, Inc. (NASDAQ:DADE) announced today that Bradley G. Pattelli has resigned from its board of directors.

“It has been a pleasure and a privilege serving Dade Behring and its stakeholders over the course of the last two years,” said Pattelli.

“I want to thank Brad for his leadership and strong support of the company during his tenure as director,” said Jim Reid-Anderson, Dade Behring Chairman, President & CEO.  “Brad has been invaluable in helping us through our debt restructuring to become a public company with a broad shareholder base.  We wish Brad well as he turns his attention to other endeavors.”

With 2003 revenues of over $1.4 billion, Dade Behring is the world’s largest company dedicated solely to clinical diagnostics.  It offers a wide range of products, systems and services designed to meet the day-to-day needs of labs, delivering innovative solutions to customers and enhancing the quality of life for patients.  Additional company information is available on the internet at www.dadebehring.com.